Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-4 of our reports dated May 30, 2014 and May 30, 2013 with respect to the consolidated financial statements of CBI Holding Company, LLC as of December 31, 2013 and 2012 and for each of the years then ended. We also consent to the reference to our firm as it appears under the caption “Experts” in this Amendment No. 1 to the Registration Statement.

/s/ Talley, Mauldin & Peete, P.C.

Talley, Mauldin & Peete, P.C.

Decatur, Alabama

September 30, 2014